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                                                Filed Pursuant to Rule 424(b)(3)
                                                File Number 333-27221


Pricing Supplement No. 9
Dated April 22, 1999
(To Prospectus dated May 22, 1997 and Prospectus Supplement dated January 21, 1999)

                                  $200,000,000
                       UNITED DOMINION REALTY TRUST, INC.
                                Medium-Term Notes

                            Series F Fixed Rate Notes

           The Notes are not Discount Notes. The Issue Price is 100%.
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Principal Amount: $15,000,000                        Specified Currency: U.S. dollars
Settlement Date (Original Issue Date):               Stated Maturity Date:
  April 27, 1999                                       April 27, 2029
Interest Payment Dates: A/S                          Authorized Denomination: A/S
Initial Redemption Date: N/A                         Initial Redemption Percentage: N/A
Annual Redemption Percentage Reduction: N/A          Optional Repayment Date(s):
Exchange Rate Agent: N/A                               April 27th of 2003, 2009, 2014
                                                       and 2019
Default Rate: N/A                                    Interest Rate: 7.53%
                                                     Regular Record Date(s): A/S
                              Additional Terms: N/A
Agent's Commission (%):                              Net Proceeds to the Company (%):
  0.450%                                                        99.550%
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         "N/A" as used herein means "Not Applicable." "A/S" as used herein means
"As stated in the Prospectus Supplement referred to above."

         The Notes are being sold to investors or other purchasers through the Agent acting as agent for the Company.

                              GOLDMAN, SACHS & CO.